UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Allied Drive, Suite 220 Dedham, MA	02026
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07              Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on June 19, 2018 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company voted on the following matters, casting their votes as described below:

•                  To elect to the Board of Directors each of the nominees listed below:

Nominee	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Irving R. Gerstein	36,723,619	n/a	10,602,782	25,497,667
R. Foster Duncan	39,753,300	n/a	7,573,101	25,497,667
Kevin T. Howell	44,275,781	n/a	3,050,621	25,497,666
Gilbert S. Palter	45,010,833	n/a	2,315,571	25,497,664
James J. Moore, Jr.	45,410,254	n/a	1,916,147	25,497,667

•                  Non-binding, advisory vote on the approval of named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,732,536	8,976,445	1,617,918	25,497,669

•                  To appoint KPMG LLP as auditors of the Company and to authorize the Board of Directors to fix the auditors’ remuneration:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
71,572,032	n/a	1,252,036	0

In addition, on June 19, 2018, the Company issued a press release (the “Press Release”) announcing that the director nominees listed in the Proxy Statement for the Annual Meeting were elected as directors of the Company and providing detailed results of the votes cast with respect to such election.  The Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of the Company, dated June 19, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: June 19, 2018	By:	/s/ Terrence Ronan
		Name:	Terrence Ronan
		Title:	Chief Financial Officer

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